Exhibit 10.5
20% Buchanan Assignment
ASSIGNMENT

THIS ASSIGNMENT made and entered into and effective April 1, 2003 executed in triplicate originals by and between Eastern Consolidated Energy, Inc. ("ECEI") and James Buchanan and/or assignee, ("Purchaser").

WITNESSETH:

WHEREAS, ECEI as Lessee, holds rights in and to the Warfield property (the "Property") described in that certain Lease Agreement which will be subsequently attached as Exhibit "A" hereof; and

WHEREAS, Purchaser desires to purchaser a twenty percent (20%) Net Working Interest (the net profit before income tax and any loss from a prior month will be recouped before payment is made) in said mine for One Hundred Thousand Dollars.

WHEREAS, ECEI is willing to assign the twenty percent (20%) Net Working Interest (the net profit before income tax and any loss from a prior month will be recouped before payment is made) , upon the terms and conditions set out herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth below, the adequacy and sufficiency of which are hereby acknowledged, ECEI and Purchaser agree as follows:
1. ECEI hereby assigns to Purchaser, without warranties of any kind except those listed in (a) & (b) below, the twenty percent (20%) Net Working Interest ( the net profit before income tax and any loss from a prior month will be recouped before payment is made) interest in and to the Lease. ECEI warrants that:
(a) It will furnish Purchaser with a true and complete copy of the Lease; and
(b) It is not in default on the Lease, and has not received any notice of default from any Lessor (the "Lessors") on the Lease.
2. Purchaser hereby accepts assignment of ECEI's twenty percent (20%) Net Working Interest (the net profit before income tax and any loss from a prior month will be recouped before payment is made) of the Lease.
3. By this Lease Assignment, ECEI assigns to Purchaser only such rights and privileges as it possesses under the Lease and no more.
4. Notices required hereunder shall be sent certified mail to the addresses specified below and shall be effective as of the date postmarked thereon.

To ECEI:                                     To Purchaser:
Larry Hunt                                   James Buchanan
9900 W. Sample Road Suite #300               726 Windmere Dr.
Coral Springs, FL 33065                      Phoenix, AZ 85048

5.  The rights and obligations of the parties hereunder shall be interpreted
in    accordance with the laws of the State of Florida.
6. This Assignment shall not be modified or amended except in writing executed by both parties.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

BY:/s/James Buchanan                     BY:/s/Larry Hunt
James Buchanan, Individual               Larry Hunt, President - ECEI